Exhibit 99.1

TransDigm Announces Request to Amend Credit Facility and Considers Paying Special Dividend, Reaffirms Certain Aspects of Fiscal 2012 Guidance and Announces Market Assumptions for Fiscal 2013

Cleveland, Ohio, October 3, 2012/PRNewswire / - TransDigm Group Incorporated (NYSE: TDG) today announced that it has requested an amendment to its credit facility in connection with considering whether to pay a special dividend, reaffirmed certain aspects of guidance for its just completed fiscal 2012 and announced market assumptions for fiscal 2013.

Request to Amend Credit Facility and Consideration of Paying a Special Dividend

TransDigm Inc. has requested that its senior lenders consent to an amendment to its senior secured credit facilities to permit, among other things, a special dividend in an amount not to exceed $850 million, to increase its existing senior secured term facility by $150 million and to reset certain ratios in its revolving credit facility.

TransDigm Group is considering paying a cash dividend in the range of $400 million to $850 million on or before December 31, 2012 with the potential proceeds of newly incurred debt financing. The specific aggregate amount of the dividend, if any, has not been determined and there can be no assurance that such dividend will be declared and paid or that any potential related debt financing will be incurred. Whether to pay the dividend and the amount thereof is subject to consideration of various factors by TransDigm’s Board of Directors, including, among other things, TransDigm’s financial position and the availability of capital on favorable terms.

In connection with the proposed amendments to its senior secured credit facilities, TransDigm will make a presentation to its lenders on Wednesday, October 3, 2012 (9:00 a.m. EST start).

Fiscal 2012 Guidance

TransDigm reaffirmed certain aspects of guidance for its just completed fiscal year 2012 including sales in the range of $1,683 million to $1,698 million and EBITDA as Defined in the range of $802 million to $810 million, or $806 million at the midpoint. We expect fiscal 2012 reported GAAP revenues by market as a percentage of sales to be approximately: commercial OEM - 31%; commercial aftermarket - 40%; defense - 24%; and non-aerospace - 5% (of which almost half is AmSafe’s ground transportation business).

FY 2013 Market Assumptions

As we look forward to fiscal 2013, there are a number of facts and assumptions that could make year-over-year revenue comparisons less straightforward than usual. Although factors may change prior to our issuance of any guidance for fiscal 2013, a few key items are listed below:

Commercial Markets

Our commercial transport OEM shipments and revenues generally run ahead of the Boeing and Airbus airframe delivery schedules. As a result and consistent with prior years, our fiscal 2013 shipments are a function of, among other things, the estimated 2013 and 2014 commercial airframe production rates. Exclusive of the Boeing 787 program, we are using an average commercial transport unit shipment total of 1,140 aircraft per year for the 2013 and 2014 periods for planning purposes. For the 787 program, we are planning on an average annual airframe shipment of 75 to 80 aircraft per year in 2013 and 2014.

The anticipated growth from the estimated 2013 and 2014 commercial build rates will be partially offset by certain one-time customer payments, which positively impacted revenue in fiscal 2012, as well as the impact of excess inventory in the system relating to the Boeing 787 program. As we believe has been the case with many aerospace suppliers over the past three or more years, TransDigm has delivered 787 inventory in excess of Boeing’s airframe shipments. We estimate that the one-time payments in 2012 and the significant inventory in the system could negatively impact our fiscal 2013 revenue growth by approximately $35 million.

The net result of the above factors suggests a fiscal 2013 commercial OEM revenue growth rate to be in the low single-digit percentage range.

We are watching the unsettled global economic situation closely and may revise our view, but at this time we anticipate our commercial aftermarket revenue to be up in the 5-10% range in fiscal 2013.

Defense Market

The defense outlook is uncertain, but absent any significant impact from sequestration, we now anticipate year-over-year revenue to be modestly down in fiscal 2013.

Acquisitions and Divestiture

Other factors that will impact the year-over-year comparison are related to acquisition and divestiture activity in fiscal 2012. We acquired Harco in mid-December 2011 and AmSafe on February 15, 2012. Since that time we sold the AmSafe distribution business in August 2012 and purchased the Aero-Instruments business in September 2012. The net impact of the AmSafe distribution sale and Aero-Instruments acquisition is a reduction in annualized revenues of approximately $15 to $20 million. The AmSafe ground transportation business, which is about $65 million in revenues on an annualized basis, is expected to be flat versus 2012.

Important Notice

This press release is not an offer to sell or the solicitation of an offer to buy any securities. Any securities that may be issued in connection with or as a result of the proposed amendments to the senior secured credit facilities or the other transactions contemplated hereby will not be registered under the Securities Act or any state securities laws, and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

About TransDigm Group

TransDigm Group, through its wholly-owned subsidiaries, is a leading global designer, producer and supplier of highly engineered aircraft components for use on nearly all commercial and military aircraft in service today. Major product offerings, substantially all of which are ultimately provided to end-users in the aerospace industry, include mechanical/electro-mechanical actuators and controls, ignition systems and engine technology, specialized pumps and valves, power conditioning devices, specialized AC/DC electric motors and generators, NiCad batteries and chargers, engineered latching and locking devices, rods and locking devices, engineered connectors and elastomers, cockpit security components and systems, specialized cockpit displays, aircraft audio systems, specialized lavatory components, seatbelts and safety restraints, engineered interior surfaces and lighting and control technology.

Non-GAAP Supplemental Information

EBITDA and EBITDA As Defined are non-GAAP financial measures. TransDigm Group defines EBITDA as earnings before interest, taxes, depreciation and amortization and defines EBITDA As Defined as EBITDA plus certain non-operating items, effects from the sale on businesses, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans. TransDigm Group defines adjusted net income as net income plus purchase accounting backlog amortization expense, effects from the sale on businesses, refinancing costs, acquisition-related costs, transaction-related costs and non-cash charges incurred in connection with certain employee benefit plans.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.

All forward-looking statements involve risks and uncertainties which could affect TransDigm Group’s actual results and could cause its actual results to differ materially from those expressed or implied in any forward-looking statements made by, or on behalf of, TransDigm Group. These risks and uncertainties include but are not limited to: the sensitivity of our business to the number of flight hours that our customers’ planes spend aloft and our customers’ profitability, both of which are affected by general economic conditions; future terrorist attacks; our reliance on certain customers; the U.S. defense budget and risks associated with being a government supplier; failure to maintain government or industry approvals; failure to complete or successfully integrate acquisitions; our substantial indebtedness; potential environmental liabilities; and other factors.

Further information regarding the important factors that could cause actual results to differ materially from projected results can be found in TransDigm Group’s Annual Report on Form 10-K and other reports that TransDigm Group or its subsidiaries have filed with the Securities and Exchange Commission. Except as required by law, TransDigm Group undertakes no obligation to revise or update the forward-looking statements contained in this press release.

Contact:	Liza Sabol Investor Relations (216) 706-2945 ir@transdigm.com